Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-258660) on Form F-1, as amended, of our report dated April 1, 2022, relating to the financial statements of IceCure Medical Ltd. appearing in the annual filing on Form 20-F for the year ended December 31, 2021.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel

April 1, 2022